                                                                   Exhibit 10.10


                                     LEASE

                                    Between

                            BISHOP STREET ASSOCIATES

                                      and

                              DIGITAL ISLAND, INC.

                               TABLE OF CONTENTS

                                                              PAGE
 SECTION     DESCRIPTION                                     NUMBER
 -------     -----------                                     ------

    1.   Premises and Basic Lease Information.............      1
    2.   Term.............................................      3
    3.   Base Rent; Adjustments; General Rent Provisions..      3
    4.   Additional Rent..................................      3
    5.   Security Deposit.................................      5
    6.   Restrictions on Use; Compliance with Laws........      6
    7.   Improvements and Alterations.....................      6
    8.   Repairs and Maintenance..........................      7
    9.   Lien.............................................      7
    10.  Assignment and Subletting........................      8
    11.  Waiver; Indemnity................................      9
    12.  Insurance........................................      10
    13.  Service and Utilities............................      11
    14.  Estoppel Certificate.............................      12
    15.  Holding Over 20..................................      12
    16.  Subordination; Requirements of Lenders...........      13
    17.  Observance of Rules and Regulations..............      13
    18.  Access by Landlord...............................      13
    19.  Default by Tenant................................      14
    20.  Remedies of Landlord.............................      14
    21.  Default by Landlord; Limitation of Liability.....      17
    22.  Damage and Destruction...........................      17
    23.  Eminent Domain...................................      18

                                       i
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                TABLE OF CONTENTS

                                       PAGE
SECTION      DESCRIPTION              NUMBER
-------      -----------              ------

    24.  Sale by Landlord...........      18
    25.  Surrender of Premises......      18
    26.  Quiet Enjoyment............      18
    27.  Notices....................      19
    28.  Personal Property Taxes....      19
    29.  Interest and Late Charges..      19
    30.  Successors and Assigns.....      20
    31.  Attorney's Fees............      20
    32.  Light and Air..............      20
    33.  Signs and Directory........      20
    34.  Parking....................      20
    35.  Brokers....................      21
    36.  Relocation Right...........      21
    37.  Authority..................      21
    38.  Miscellaneous..............      21
    39.  Rules and Regulations......      23
    40.  Door Sign Rules............      26


  ADDENDUM TO LEASE

  Exhibit "A".......    Outline of Premises
  Exhibit "B".......    Work Agreement
  Exhibit "C".......    Form of Notice of Lease Term Dates
  Exhibit "D".......    Form of Estoppel Agreement

                                     LEASE


     THIS LEASE ("Lease") is made as of     ,1996, by and between Bishop Street
                                       -----
Associates, a Hawaii Limited Partnership ("Landlord") and DIGITAL ISLAND, INC., a California corporation (the "Tenant") upon the following terms and conditions:

1. Premises and Basic Lease Information

   1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Lease, those certain premises (the "Premises") described in Section 1.1.1 of the Basic Lease Information (as defined below) and outlined in Exhibit "A" attached hereto and hereby made a part hereof. For purposes of this Lease, the rentable area. of the Premises has been determined by Landlord's space planner or architect by reference to the "Standard Method for Measuring Floor Area in Office Buildings," adopted by the Building Owners and Managers Association International and approved by the American National Standards Institute, Inc., August 1990 reprint. The Premises are situated in that certain office building (the "Building") located at 1132 Bishop Street, Honolulu, Hawaii. The land upon which the Building is located (the "Land"), together with the Building and related facilities and appurtenances, including, but not limited to, the area adjacent to the Building known as "Union Mall", shall hereinafter be collectively referred to as the "Project." The terms and conditions of this Lease shall include, without limitation, the following basic Lease information (the "Basic Lease Information"):

      1.1.1 Premises (Section 1.1): Suite 1001 on floor ten (10) of the Building, consisting of approximately 2,588 rentable square feet and approximately 2,270 usable square feet.

      1.1.2 Term (Section 2): Five (5) years, to commence on November 1, 1996, and to expire on October 31, 2001.

      1.1.3    Base Rent (Section 3.1): In the following amounts:

      Period               Rate                              Total Amount
      ------               ----                              ------------

      11/01/96 through     $0.00                             $0.00 per month
      04/30/97

      05/01/97 through     $1.00 per rentable square foot    $2,588.00 per month
      10/31/01                   per month


      1.1.4 Additional Rent (Section 4.1): Equal to Tenant's Percentage Share (Section 1.1.6) of Operating Costs (Section 4.8).

      1.1.5    Rentable Square Footage of the Building: 450,000 square feet.

      1.1.6 Tenant's Percentage Share (Section 4.1): 0.575%, which was computed by dividing the rentable area of the Premises described in
          Section 1.1.1 by the rentable area of the Building.

      1.1.7 Security Deposit (Section 5): One (1) month's gross rent ($5,256.84), subject to adjustment as provided herein. Gross rent shall be equal to the sum of (i) Base Rent, plus (ii) Additional Rent equal to Tenant's Percentage Share of Operating Costs, plus (iii) State of Hawaii general excise tax on such Base Rent and Additional Rent at the rate of 0.04166. Notwithstanding Section 5, such deposit shall be increased from time to time to correspond to any increase in Base Rent, Additional Rent and/or general excise tax.

      1.1.8 Permitted Use (Section 6.1): General office use and as an office to market digital communication.

      1.1.9    Minimum Limits for Commercial General Liability Insurance:
          $1,000,000.00 per occurrence and $1,000,000.00 aggregate for bodily injury, death and property damage, including liquor liability if liquor is sold; $1,000,000.00 fire legal liability to value coverage (section 12.1.1).

      1.1.10    For notices to Tenant:
                                              DIGITAL ISLAND, INC.
                                              1132 Bishop Street, Suite 1001
                                              Honolulu, Hawaii 96813
                                              Attention: Ron Higgins
                                              Telephone No.:(808)____________

      1.1.11    (Intentionally Omitted.)

      1.1.12 Parking Rights (Section 34): Two (2) automobiles in unassigned parking stalls, at an initial rate of $150.00 per month per automobile with adjustment pursuant to Section 34, together with State of Hawaii general excise taxes thereon as provided herein.

      1.1.13 Interest and Late Charges (Section 29): Interest rate on unpaid amount(s) equal to the rate which is the lesser of (a) one percent (1%) per month, or (b) the maximum rate permitted by law; late charge office percent (5%) of unpaid amount.

      1.1.14   Tenant's Broker (Section 3:5): Monroe & Friedlander, Inc.

      1.1.15   Tenant's Broker (Section 35): Monroe & Friedlander, Inc.

      1.1.16 Landlord's Construction Representative (Exhibit "B"): The Harris Company

      1.1.17   Tenant's Construction Representative (Exhibit "B"): Ron Higgins

      1.1.18   Guarantor (if any): None

      1.1.19   Additional provisions: See Addendum to Lease.

      Each reference in this Lease to any of the Basic Lease Information shall be construed to incorporate, in addition to the Basic Lease Information set forth above, the terms and conditions set forth in the particular Lease section in which such reference is made.

  1.2 The term "common areas" as used in this Lease shall mean all areas and facilities around the Premises and within the exterior boundaries of the Project which are provided and designated from time to time by Landlord for the general use and convenience of Tenant and other tenants of the Building and their respective employees and invitees. Common areas include, without limitation, the lobby area, walk-ways, parking facilities, arcades, landscaped areas, sidewalks, service quarters, hallways, corridors, restrooms (if not part of the Premises), stairways, elevators (except elevators which may be reserved for the exclusive use of one or more tenants), walls, fire stairs, telephone and electrical closets, aisles, truck docks, plazas, service areas, lobbies and all other common service areas of the Land and Building or any other area of the Project intended for such use. Floors wholly occupied by Tenant shall not have any facilities which would be used in common with other tenants, except for fire stairs, shafts and similar installations. Tenant, its employees and invitees, shall have the nonexclusive right to use the common areas along with others entitled to use the same, subject to Landlord's rights and duties as hereinafter set forth. Without Tenant's consent and without liability to Tenant, Landlord shall have the right to do the following:

      1.2.1 Establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas;

                                      -2-
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      1.2.2    Temporarily close any of the common areas for maintenance, alternation or improvement purposes;

      1.2.3 Select, appoint and/or contract with any person for the purpose of operating and maintaining the common areas; and

      1.2.4 Change the size, use, shape or nature of any of the common areas. Landlord shall use reasonable efforts to minimize any interference with Tenant's use and access of the Premises resulting from Landlord's exercise of such rights.

2.   Term

     The term of this Lease shall commence upon the later of the following dates (the "Commencement Date"): (i) the scheduled Commencement Date specified in
Section 1.1.2 of the Basic Lease Information, or (b) the date that Landlord tenders possession to Tenant, provided that any work to be performed by Landlord pursuant to the Work Agreement attached to this Lease as Exhibit "B" is substantially completed, as determined by Landlord's space planner or architect, or would have been so substantially completed but for any delay caused by any occurrence within the control of Tenant or its agents, employees or contractors. Such term shall continue until the expiration date specified in said Section 1.1.2, unless sooner terminated pursuant to any provision hereof.

     This Lease shall not be void or voidable, nor shall Landlord be subject to any liability as a result of any delay in the Commencement Date for any reason, except that if the delay has resulted from actions of Landlord (not caused by delays of Tenant) rent shall not commence until the Premises are available for occupancy by Tenant with all work to be performed by Landlord substantially completed. The parties hereto shall execute a written statement, substantially in the form attached hereto as Exhibit "C" and hereby made a part hereof, setting forth the Commencement Date and the date of expiration of this Lease, promptly after same have been ascertained, but the enforceability of this Lease shall not be affected should either party fail or refuse to execute such statement. If permission is given to Tenant, in Landlord's sole discretion, to enter or occupy the Premises prior to the Commencement Date, such early entrance or occupancy shall be subject to all the terms of such permission and all the provisions of this Lease which could be reasonably and logically construed as applying thereto, and Tenant shall not in any way interfere with or delay any of Landlord's work to be performed in the Premises from being substantially completed or otherwise cause additional cost or expense to Landlord.

3.   Base Rent; Adjustments; General Rent Provisions.

     3.1 Tenant shall pay to Landlord as base rent ("Base Rent") for the Premises, without prior notice or demand, throughout the term of this Lease, the amount so specified in Section 1.1.3 of the Basic Lease Information (subject to any increase provided herein), in advance, on or before the first day of each and every calendar month during the term hereof, except that Base Rent for the first full month for which Base Rent shall be payable hereunder shall be paid upon the execution hereof.

     3.2    (Intentionally Deleted.)

     3.3. Base Rent and any other rent (except for parking rental) due under this Lease for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly amount due, based upon a thirty (30) day month. Rent and all other amounts due to Landlord shall be paid to Landlord, without deduction, offset or abatement, at Landlord's address as specified in Section 27 below or to such other firm or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks in payment thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Rent hereunder shall be deemed paid to Landlord when received by Landlord, or its designee, at Landlord's address or at such other address as Landlord shall have designated.

4.    Additional Rent

      4.1 Commencing with the calendar year in which the term hereof commences and during each succeeding calendar year (or portion thereof) of the lease term, Tenant shall pay as additional rent ("Additional Rent") in addition to and at the time provided for payment of Base Rent an amount equal to Tenant's Percentage Share of the estimated Operating Costs of the Project for the then current calendar year as specified in Section 1.1.6 of the Basic Lease Information.

  4.2 Prior to the end of each calendar year, Landlord shall furnish to Tenant a written statement or statements showing in reasonable detail Landlord's estimate of Operating Costs for the immediately succeeding calendar year and the amount of any Additional Rent payable by Tenant, appropriately prorated on a monthly basis. Thereafter, Tenant shall pay monthly as Additional Rent hereunder the amount set forth in such estimated Additional Rent statement from Landlord. Neither Landlord's failure to deliver, nor the late delivery of, such statement or statements shall constitute a default by Landlord hereunder or a waiver of Landlord's right to any estimated or actual Additional Rent.

  4.3 Within one hundred twenty (120) days following the close of each calendar year, Landlord shall furnish to Tenant a written statement of reconciliation (the ("Reconciliation") showing in reasonable detail Landlord's actual Operating Costs for the relevant calendar year, together with a statement of any adjustments necessary to reconcile any sums paid by Tenant hereunder as estimated Additional Rent during such calendar year with those sums actually payable and due hereunder for such calendar year as set forth in the Reconciliation. If the Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within ten (10) days after receipt of the Reconciliation. If the Reconciliation shows that an overpayment has been made by Tenant with respect to Additional Rent, such overpayment shall be refunded to Tenant within thirty (30) days after Tenant's receipt of the Reconciliation. In the event this Lease has expired or been terminated prior to the end of a calendar year, the party's obligation to reconcile shall survive such expiration or termination. Landlord's failure to deliver the Reconciliation to Tenant as provided herein shall not constitute a default by Landlord hereunder nor operate as a waiver of Landlord's right to collect all Additional Rent and other sums due hereunder. Where only a portion of a calendar year falls within the term hereof, Landlord shall calculate estimated (or actual, as the ease may be) Additional Rent based upon a reasonable proration of estimated (or actual) Operating Costs for such calendar year.

  4.4 Landlord may divide the statements referred to above into separate statement(s) for Tax Costs (as defined in Section 4.6 below) and Building Operating Costs (as defined in Section 4.7 below). Additionally, Landlord may estimate and measure Tax Costs or Building Operating Costs or both, on a fiscal year instead of a calendar year basis, and in such event any and all references in this Section 4 to calendar year shall be deemed to refer to such fiscal year.

  4.5 Notwithstanding anything to the contrary contained herein, under no circumstances shall the provisions of this Section 4 cause Base Rent to be reduced. Any reference to Landlord's "actual" Operating Costs in this
      Section 4 shall be deemed to include an allowance for any adjustment to reflect the level of occupancy of the Building to the extent provided for below.

  4.6 "Tax Costs" shall mean the sum of the following: any and all real property taxes, assessments (including, but not limited to, general and special assessments) charges, surcharges, license and other fees, levies, cost of improvement bonds, penalties, and any and all other taxes (other than income, franchise and estate or gift taxes of Landlord) on or relating to all or a portion of the Project (as it may exist from time to time) including, but not limited to walkways, parking facilities, common areas, landscaped areas, fountains and art works or any legal or equitable interest of Landlord therein which may be imposed, levied, assessed or charged for any reason by any authority having the direct or indirect power to tax including, but not limited to, the United States or the state, county or city in which the Building is located, or any other local governmental authority, agency, district or political subdivision thereof, together With personal property taxes, assessments, fees and charges (other than those paid by Tenant pursuant to Section 28 below), fees of tax consultants and attorneys retained to seek a reduction, to contest or to act in some other manner in connection with any of the foregoing Tax Costs, together with any tax, assessment or other amount (including, without limitation, commercial rental taxes) imposed, levied or charged as a substitute for or a supplement to the foregoing. If, for any calendar year subsequent to the year in which the Commencement Date occurs, the assessed valuation or Tax Costs of the Building shall not be based upon a completed building at least ninety-five percent (95%) occupied, then for the purpose of computing Additional Rent due hereunder Tax Costs actually incurred during such calendar year shall be increased to reflect the amounts which would have been payable if the Building had been completed and was ninety-five percent (95%) occupied. Tax Costs for each tax year shall be appropriately prorated to determine the Tax Costs for the subject calendar year.

  4.7 "Building Operating Costs" shall mean the sum of the following: any and all costs, expenses and disbursements paid or incurred by landlord in connection with the management, operation, security, maintenance, and repair of the Project (as it may exist from time to time) including, but not limited to, salaries, wages, benefits and related costs for employees, management fees, either as charged to Landlord by outside management companies or an amount not exceeding the amount typically charged by outside management companies if Landlord manages the Building itself, together with the rental value of space occupied as the Project management office and any building operating costs (including, but not limited to, real property taxes, utilities, and insurance) attributed to such space occupied as the project management office; charges for utilities and services (including any taxes thereon); the cost of insurance; the cost of building cleaning supplies and materials; ground rent; and a reasonable allowance for depreciation (or amortization) with respect to machinery and equipment and other capital expenditures and improvements; provided, however, that the only depreciation (or amortization and expenditures) includable in Building Operating Costs shall be a reasonable allowance for depreciation (or amortization) on (a) items intended to result in cost savings, (b) common area interior floor and wall coverings and resurfacing and common area window treatments, and (c) Required Alterations (as defined below). If, during any calendar year subsequent to the year in which the Commencement Date occurred, the Building is less than ninety-five percent (95%) occupied, then for the purpose of computing Additional Rent due hereunder Building Operating Costs actually incurred during such calendar year shall be increased to reflect the amounts which would have been payable if the Building had been ninety five percent (95%) occupied.

      Without limiting the generality of the foregoing, and notwithstanding any contrary provision herein, if at any time Landlord is required by any rule, regulation or law, to make any changes, alterations or improvements to the common area or the Building, the Premises, or any other portion of the Project (including, but not limited to, electrical, mechanical, water sprinkler, or other systems or components) ("Required Alterations") (but excluding Required Alterations attributable exclusively to Tenant's specific use and occupancy of the Premises, which alterations shall be Tenant's sole responsibility), all costs relating to such Required Alterations (including, but not limited to, all planning, legal, architectural, engineering, construction, financing and other costs) shall be fully included in Building Operating Costs in the year in which such charges accrue, or in such year as Landlord pays such charges, as Landlord shall elect. If under generally accepted accounting principles a portion of costs relating to Required Alterations should be allocated to capital improvements, to be depreciated or amortized over two (2) or more years, Landlord shall be entitled each year to include in Building Operating Costs a reasonable allowance for depreciation (or amortization) with respect thereto. The capital costs described herein shall include all costs relating to the financing of any Required Alterations or other capital investment items. If Landlord internally finances any such capital costs, interest shall be added to such costs at an annual rate reasonably determined by Landlord.

  4.8 "Operating Costs" shall mean the aggregate of Tax Costs and Building Operating Costs.

  4.9 In addition to any other items payable by Tenant to Landlord under this Lease, Tenant shall pay not less than ten (10) days after written notice from Landlord, as Additional Rent, any conveyance tax imposed by the State of Hawaii in connection with this Lease and shall at Landlord's request execute such affidavits and other documentation as may be necessary or proper in connection therewith.

  4.10 Tenant will also pay to Landlord, as Additional Rent, at the time and together with each payment of Base Rent, Additional Rent or other charge required hereunder by Tenant to Landlord which is subject to the State of Hawaii general excise tax on gross income, any sales or value added taxes under any successor, similar or new federal, state or county law which may be hereafter enacted, on account of the receipt, actual or constructive, by Landlord of the rental payments, reimbursement of gross income taxes, any other taxable gross income attributable to the Premises or this Lease, an amount which, when added to Base Rent, Additional Rent or other charge (whether actually or constructively received by Landlord), shall yield to Landlord, after deduction of all such taxes payable by Landlord with respect thereto, an amount equal to that which Landlord would have realized therefrom had no such taxes been imposed. For purpose of illustration only, the amount of such tax is presently four percent (4%), resulting in a figure to be divided into Base Rent, Additional Rent and other amounts payable by Tenant hereunder of .96 in order to ascertain the total amount due.

5.   Security Deposit.

     Concurrently with Tenant's execution hereof, Tenant shall pay to Landlord a security deposit to secure the performance and observance of all obligations and covenants of Tenant hereunder. The initial amount of such deposit is specified in Section 1.1.7 of the Basic Lease Information. Such deposit shall be increased proportionately (a) upon determination of the rentable area of the Premises, to correspond to any resultant increase in the initial Base Rent, and (b) from time to time thereafter to correspond to any increase in Base Rent. Landlord may apply such deposit to remedy any failure by Tenant to perform or observe any of its obligations and covenants hereunder. Should Landlord use any portion of such deposit pursuant to the foregoing, Tenant shall forthwith replenish such deposit in full. Landlord shall, upon the expiration or sooner termination hereof, promptly return any unused portion of such deposit to Tenant (or the last permitted assignee of Tenant's interest hereunder. Landlord shall not be required to keep such deposit separate from its general funds, and Tenant shall not be entitled to any interest on such deposit.

6.  Restrictions on Use; Compliance with Laws.

    6.1. Tenant shall use and occupy the Premises only for the specific uses specified in Section 1.1.8 of the Basic Lease Information and for no other uses whatsoever. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in or about the Premises, nor shall Tenant cause or permit any hazardous or toxic waste, substance or material to be brought to the Promises or used, transported, generated, handled, stored or disposed of in or about the Premises. Tenant shall not conduct business or other activity in or about the Premises of such a nature as to place an unreasonable or excessive burden upon the public and common areas of the Building. Tenant shall not place a load upon any floor exceeding the floor load which such floor was designed to carry, nor shall Tenant install any equipment, apparatus or device in the Premises which shall cause vibrations or excessive noise. Tenant shall not commit or suffer the commission of any waste in or about the Premises.

     6.2 Tenant shall not use the Premises or permit anything to be done in or about the Premises which shall in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents, or cause cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

7.   Improvements and Alterations.

     7.1 Initial improvements to the Premises shall be governed by the provisions of Exhibit "B" attached thereto and hereby made a part hereof (the "Work Agreement") and the other provisions of this Lease not in conflict therewith.

         Without the prior written consent of Landlord, Tenant shall not make or permit to be made any alterations, additions, or improvements in, on or to the Premises or the Project or any part thereof, except for interior, non-structural alterations to the Premises not exceeding One Thousand Dollars ($1,000) in cumulative costs throughout the term hereof.

     7.2 Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary in its sole discretion, including (without limitation) requirements relating to the manner in which the work is done, the contractor by whom it is performed, and the limes during which it is accomplished, as well as the requirement that upon written request of Landlord, Tenant will remove at its expense any and all permanent improvements or additions to the Premises installed by Tenant. Any damage done to the Premises in connection with such removal shall be repaired at Tenant's sole cost and expense. Landlord may, in connection with any such removal which reasonably might involve damaging the Premises, require that such removal be performed by a bonded contractor or other person for which a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damage.

         Notwithstanding any contrary provision herein, Tenant shall not, in any event, make any alterations, additions or improvements which might or could affect the structure of the Building or to the mechanical or electrical systems of the Building or which are visible from the exterior of the Premises or which interfere with or disrupt other tenants in the Building or with any work then being carried out therein by Landlord or its contractors. Any alterations, additions or improvements desired by Tenant shall be made at Tenant's sole cost and expense in compliance with Section 9 below and in accordance with plans and specifications, and pursuant to governmental permits, approved in advance by Landlord. Any contractor selected by Tenant to make same must be bondable and licensed and be approved in advance by Landlord and must provide insurance coverage acceptable to Landlord. Such work shall be performed by union labor unless Landlord determines that the use of nonunion labor is not likely to cause labor unrest or disputes.

       At Landlord's option, any alterations, additions or improvements desired by Tenant shall be made by Landlord or its contractors for Tenant's account, and Tenant shall pay the cost thereof to Landlord prior to Landlord's contracting for such work; provided, however, that Landlord's price shall not exceed the lowest bona fide bid, from a contractor reasonably satisfactory to Landlord, therefore obtained by Tenant and communicated to Landlord. Upon completion of any alterations, additions or improvements, Tenant shall furnish Landlord a set of "as built" plans and specifications therefor, and, within ten (I 0) days after such completion, Tenant shall cause an appropriate notice of completion to be recorded in the office of the Clerk of Circuit Court of the First Circuit, State of Hawaii, pursuant to Section 507-43, Hawaii Revised Statutes, as amended.

       Tenant shall cause all such alterations, additions or improvements to be completed in a good, workmanlike, diligent, prompt and expeditious manner in compliance with all applicable laws. Landlord's approval of Tenant's plans and specifications shall not constitute a representation or warranty of Landlord as to the adequacy thereof or compliance thereof with applicable laws. Tenant shall pay to Landlord a fee equal to ten percent (10%) of the total cost of the subject work for reviewing Tenant's plans and specifications and Landlord's coordination, scheduling and review of subject work, regardless of whether Landlord or Tenant contracts for such work.

8.   Repairs and Maintenance.

     8.1 By taking possession of the Premises, Tenant shall be deemed to have conclusively agreed to accept the Premises "AS-IS" and as being in the condition in which Landlord is required to deliver the same and otherwise in good order, condition and repair (except for latent defects). Subject to the provisions of Section 22 below, Tenant shall, at all times during the term hereof and at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair. It is understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specified in Section 22 below or in the Work Agreement, and that no representations relating to the condition of the Premises, the Building or the Project have been made by Landlord (or any employee or agent thereof) to Tenant, except as may be specifically set forth in this Lease.

     8.2 Subject to the provisions of Section 8.1 above and Section 22 below, Landlord shall maintain the common area, the foundation and structural portions of the Building, and the mechanical and electrical systems providing the services and utilities to be furnished by Landlord pursuant to Section 13.1 below, in good order and condition, provided however, if such maintenance and repairs are caused in whole or in part by the act, neglect, fault, or omission of any duty by Tenant, its agents, servants, employees, or invitees, Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 22 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

9.     Lien.

       Tenant shall keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right to cause same to be released by such means as it shall deem proper including, but not limited to, payment (from the security deposit referred to in Section 5 above or otherwise) of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the Interest Rate (as defined in Section 29 below).

       Landlord may require, at Landlord's sole option, that Tenant cause to be provided to Landlord, at Tenant's sole cost and expense, a performance and labor and materials payment bond acceptable to Landlord with respect to any improvements, additions or alterations to the Premises. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which

     Landlord shall deem proper, for the protection of Landlord, the Project and any other party having an interest therein from mechanics' and materialmen's liens.

10. Assignment and Subletting.

    10.1 Tenant shall not assign, sublease or otherwise transfer, ("Transfer") to any party ("Transferee") voluntarily, by operation of law or otherwise, any interest herein or in the Premises, or permit any Transfer to occur, or permit the use of the Premises except for Tenant's own business operations by any person other than Tenant and the agents and servants of Tenant, without in each case Landlord's prior written consent, which consent shall not be unreasonably withheld. Any such Transfer without Landlord's prior written consent shall be void.

       In determining whether to grant such consent, Landlord may consider various factors including, but not limited to, the following: (a) business criteria relating to the proposed Transferee's background, experience, reputation, general operating ability and ability to perform Lease obligations, and potential for succeeding in its business, (b) financial criteria relating to the proposed Transferee's financial responsibility, credit rating and capitalization, (e) the identity and personal characteristics of the proposed Transferee and its invitees and guests, and (d) the nature of the proposed use and business of the proposed Transferee and its effect on the tenant mix of the Building, the public repute of the Building and the impact on the common areas or utility systems of the Building. Without limiting the generality of the foregoing, Landlord hereby reserves the right to condition any such consent upon Landlord's determination that (i) the proposed Transferee is at least as financially responsible as Tenant and at least as financially and morally responsible as Tenant then is or was upon the execution hereof, whichever is greater, (ii) the proposed Transferee shall use the Premises for a use compatible with other tenancies in the Building, and (iii) the proposed Transferee's use of the Premises will not adversely materially impact on the common areas or utility systems of the Building.

       Notwithstanding any provision of this Lease to the contrary, Tenant shall not enter into any proposed Transfer of any interest herein or in the Premises which would result in (a) detraction from the first-class character or image of the Building or diminution in the value thereof, (b) the Premises being occupied by more than two (2) tenants, or (e) a breach by Landlord of any then-existing exclusive right in favor of any other tenant of the Building, any loan obligation or agreement, any covenants, conditions and restrictions of record, or any insurance policy. Tenant shall give Landlord thirty (30) days prior written notice of its intention to Transfer its lease. Tenant shall submit the following information with such notice and with a written request for Landlord's consent to any Transfer: (i) all Transfer and related documents, (ii) financial statements of the proposed Transferee, (iii) business, credit and personal references and history of the proposed Transferee, and (iv) such other information as Landlord may reasonably request relating to the proposed Transfer and the parties involved therein. Any transaction which does not comply with provisions of this Section shall be voidable at the option of Landlord.

       If Landlord disapproves the proposed Transfer, Tenant shall not complete such proposed Transfer. On the other hand, if Landlord approves such proposed Transfer, Tenant shall be required to pay Landlord's reasonable legal fees and other costs incurred in connection with Landlord's review of the proposed Transfer and the execution of documents reflecting such Transfer, plus an administrative fee of $500.00. In addition, in the event Landlord consents to the proposed Transfer: (i) any subtenant of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such subtenant notice that Tenant is in default under this Lease, such subtenant shall thereafter make all sublease or other payments direct to Landlord, which payments will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under the Lease); and any subtenant shall at Landlord's option agree to attorn to Landlord or its successors and assigns should the Lease be terminated for any reason, voluntarily, or otherwise, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment, (ii) any such Transfer and consent shall be effected on forms, the form and substance of which will be supplied or approved by Landlord; and (iii) Landlord may require that Tenant not then be in default hereunder in any respect.

    10.2 The parties acknowledge that Landlord's economic stake in the Building housing the Premises is significantly greater than Tenant's economic stake in this Lease or in the Premises, and that Tenant has not leased the Premises to make a profit on transferring the same, but solely to occupy the same. Accordingly, the parties have expressly bargained for the following allocation of any consideration to be derived by Tenant from any Transfer of this Lease. Tenant shall be required to pay Landlord fifty percent (50%) of any rent, key money, transfer consideration, or other premiums of any kind or nature on the Transfer in excess of the rental and other charges dues under this Lease, whether such premium be in the form of an increased rental, a lump sum payment in consideration of the Transfer, or consideration of any other form. If such Transfer pertains to a portion of the Premises only, any premium shall be computed on the assumption that Tenant's rental and other sums due hereunder are allocable on a pro rata, per square foot basis.

       The provisions of this Section shall apply regardless of whether such Transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this Section shall not cure any default under this Lease arising from such Transfer. Tenant shall not artificially structure any Transfer to reduce the amount payable to Landlord under this Section, nor shall Tenant take any other steps for the purpose of circumventing its obligation to pay amounts to Landlord under this Section; in the event that Tenant does same, the amount payable to Landlord under this Section shall be the amount that would have been payable to Landlord had same not occurred.

    10.3 No Transfer, even with the consent of Landlord, shall result in Tenant's being released from any of its obligations hereunder. Landlord's consent to any one Transfer shall apply only to the specific transaction thereby authorized and such consent shall not be construed as a waiver of the duty of Tenant or any Transferee to obtain Landlord's consent to any other or subsequent Transfer or as modifying or limiting Landlord's rights hereunder in any way. Landlord's acceptance of rent directly from any assignee, subtenant or other Transferee shall not be construed as Landlord's approval or consent thereto nor Landlord's agreement to accept the attornment of any subtenant in the event of any termination of this Lease. In no event shall Landlord's enforcement of any provision of this Lease against a Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or other person.

    10.4 If Tenant is a corporation, an unincorporated association or a partnership, any cumulative Transfer, of any stock or interest in such corporation, association or partnership greater than twenty-five percent (25%) then of, or any cumulative Transfer (other than in the ordinary course of business) of any assets of such corporation, association or partnership greater than twenty-five percent (25%) thereof, shall be deemed an assignment within the meaning and provisions of this Section and shall be subject to the provisions hereof; provided, however, that the foregoing shall not apply to corporations, fifty percent (50%) or more of the stock of which is traded through a national or regional exchange or over-the-counter.

    10.5 Notwithstanding any of the foregoing provisions, covenants and conditions to the contrary, in the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq (the "Bankruptcy Code"), any and all monies or
                       -- ---
         other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall promptly be paid to or turned over to Landlord. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment setting forth (i) the name and address of such person (ii) all of the terms and conditions of such offer, (iii) the adequate assurance provided by Tenant to assure such person's future performance under this Lease, including without limitation, the assurance referred to in Section 365 of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bonafide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

11. Waiver; Indemnity

    11.1 Notwithstanding any contrary provision herein, and except to the extent arising from the gross negligence or willful misconduct of Landlord, Landlord shall not be liable and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property or any other loss (including, but not limited to loss of income), which may be sustained by the persons, goods, wares, merchandise or property of Tenant, its agent, contractors, employees, invitees or customers or any other person in or about the Premises, the Building, or the Project by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by or resulting from water leakage of any character from the roof, walk, windows, basement, or any other portion of the Premises, the Building, or the Project, or by fire, steam, electricity, gas or oil, or by any interruption of utilities or services, or by any tenant, occupant, or other person, or by any other cause whatsoever, in, on or about the Premises, the Building or the Project. Notwithstanding any contrary provision in the Lease, Landlord shall in no event be liable for consequential damages hereunder.

    11.2 Except to the extent that claims arise from the gross negligence or willful misconduct of Landlord, Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising from Tenant's use or enjoyment of the Project, from the conduct of Tenant's business, from any act or omission, work or thing done, permitted or suffered by Tenant (or any officer, employee, agent, contractor, representative, licensee, guest, invitee or visitor thereof) in or about the Project, or from any default under this Lease by Tenant. If any action or proceeding is brought against Landlord by reason of any such matter, Tenant shall, upon notice from Landlord, defend same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant, or injury to persons in or about the Premises, except to the extent arising from gross negligence or willful misconduct of Landlord, and Tenant hereby waives all claims in respect thereof against Landlord. The provision of this Section shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration or termination.

12. Insurance

    12.1 Throughout the term hereof, Tenant shall carry and maintain, at its own expense, the following types, amounts and forms of insurance.

        12.1.1 Tenant shall carry and maintain a policy of commercial general liability if insurance in the name of Tenant (with Landlord and, if requested by Landlord, any mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease, the Building, or the Project named as an additional insured). Such policy shall specifically include, without limitation, personal injury, broad form property damage, and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease and the performance of Tenant of the indemnity agreements in Section 11 above. Such policy shall provide coverage on an occurrence basis. The minimum limits of liability shall not be less than the amounts specified in Section 1.1.9. The amount of such insurance required here under shall be subject to adjustment from time to time as reasonably requested by Landlord.

         12.1.2 Tenant shall carry and maintain a policy or policies of property insurance in the name of Tenant (with Landlord and, if requested by Landlord, any mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease, the Building or the Project named as additional insured) covering Leasehold improvements, including without limitation any improvements made to the Premises by Landlord for the benefit of Tenant, and any property of Tenant at the Premises and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including without limitation, cost of debris removal). Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated pursuant to the provisions hereof. If the Premises are not repaired or restored following damage or destruction, Landlord shall receive any proceeds from such insurance allocable to Tenant's leasehold improvements.

         12.1.3 Tenant shall carry and maintain a policy or policies of worker's compensation and employer's liability insurance in compliance with all applicable laws.

         12.1.4 Tenant shall carry and maintain such other policies of insurance (including without limitation, business interruption or rental income insurance) in connection with the Premises as Landlord may from time to time require.

         12.1.5 All of the policies required to be obtained by Tenant pursuant to the provisions of this Section 12.1 shall be issued by companies and shall be in the form and content acceptable to Landlord. Without limiting the generality of the foregoing, any deductible amounts under said policies shall be subject to Landlord's approval. Each policy shall designate Landlord as an additional insured and shall provide full coverage in the amounts set forth herein. Although named as an additional insured, Landlord shall be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant.

         Tenant shall, prior to delivery of the Premises by Landlord to Tenant, provide Landlord with copies of and certificates for all insurance policies. All insurance policies shall provide that they may not be modified or canceled until after thirty (30) days written notice to Landlord (by any means described in Section 27 below) and to any other additional insureds thereunder. Tenant shall, at least thirty (30) days prior to the expiration of any of such policies, furnish Landlord with a renewal or binder therefor.

         Tenant may carry insurance under a so-called "blanket" policy, provided that such policy provides that the amount of insurance required hereunder shall not be prejudiced by other losses covered thereby. All insurance policies carried by Tenant shall be primary with respect to, and non-contributory with, any other insurance available to Landlord.

         If Tenant fails to carry any insurance policy required hereunder or to furnish copies thereof and certificates therefor pursuant hereto, Landlord may, without waiving Tenant's default, upon notice, obtain such insurance, and Tenant shall reimburse Landlord for the costs thereof with the next monthly rental payments due hereunder.

    12.2 During the term of this Lease, landlord shall keep and maintain property insurance for the Project in such reasonable amounts, and with such reasonable coverages, as would be carried by a prudent owner of a similar building in the city where the Building is located, or as any lienholder may require. Tenant acknowledges that it shall not be a named insured in such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in Section
         12.1.2 above or covering flood or earthquake.

    12.3 Each party hereto hereby waives any and all rights to recover against the other party, or against the officers, employees or principals thereof, for loss or damage arising from any peril insured against under any property or worker's compensation insurance policy required to be carried by such waiving party pursuant to the provisions of this Lease. To the extent reasonably available, each such policy shall be endorsed to reflect the foregoing.

    12.4 Tenant shall pay any increases in insurance premiums relating to property in the Project other than the Premises to the extent that any such increase is specified by the insurance carrier as being caused by Tenant's acts or omission or use or occupancy of the Premises.

13. Service and Utilities

    13.1 Subject to the provisions contained elsewhere herein and to the rules and regulations of the Building, Landlord shall cause to be furnished to the Premises electricity, together with heating, ventilating and air conditioning ("HVAC"), required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises (but not in excess of such utilities and services which are customarily furnished in comparable office buildings in the immediate market area), during the business hours of the Building, which shall initially be 7:00 A.M. to 6:00 P.M., Monday through Friday, except for holidays determined by Landlord from time to lime, and janitorial services during the times and in the manner that such services are customarily furnished in comparable office buildings in the immediate market area. Landlord shall, at Tenant's request, provide after-hours HVAC to the Premises, provided that Tenant shall pay to Landlord a charge therefor as reasonably determined by landlord from time to time. Tenant shall notify Landlord in advance prior to noon on any business day of Tenant's after-hour HVAC requirements. Tenant shall keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Tenant shall at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. If any heat-generating machines, excess lighting or equipment used in the Premises affects the temperature otherwise maintained by the air conditioning system for the Premises and the Building, or requires additional cooling for its operation, Landlord may install supplementary air conditioning for the Premises, and the cost thereof (including, but not limited to, the cost of installation, operation and maintenance thereof) shall be paid by Tenant to Landlord upon demand by Landlord.

    13.2 Tenant shall not, without the prior written consent of Landlord, use in the Premises any apparatus, device, machine or equipment using excess righting, electricity or water, nor shall Tenant connect any apparatus or device to sources of electrical current or water except through existing electrical outlets or water pipes in the Premises. If Tenant shall require excess electricity or any other resource in excess of that customarily supplied for use of similar premises, in comparable office buildings in the area of the Project, Tenant shall first request the consent of Landlord. In the event that Landlord gives its consent, Tenant may cause a separate metering device to be installed in the Promises. The cost of any such separate metering device including, but not limited to, the cost of installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall promptly pay the cost of all excess resources consumed within the Premises, together with any additional administrative expense incurred by Landlord in connection therewith. For purposes of the foregoing, excess electricity shall be deemed to consist of any amount in excess of 2.5 kilowatt hours at 277 volts per rentable square foot on an annualized basis for fluorescent lighting and 2.5 kilowatt hours at 120 volts per rentable square foot on an annualized basis for convenience power.

    13.3 Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from any interruption of utilities or services caused by (i) the installation or repair of any equipment in connection with the furnishing of utilities or services,
         (ii) acts of God or the elements, labor disturbances of any character, any other accidents or any other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Project, or (iii) the limitation, curtailment, rationing or restriction imposed by any governmental agency or service or utility supplier on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Furthermore, Landlord shall be entitled, without any obligation or compensation to Tenant, to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or service or utility suppliers in reducing energy or other resource consumption. If Landlord shall so cooperate, Tenant shall also reasonably cooperate therewith.

    13.4 Any sums payable under this Section 13 shall be considered Additional Rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

14. Estoppel Certificate

    14.1 Within ten (10)days after any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate (the "Certificate") substantially in the form attached hereto as Exhibit "D" and hereby made a part hereof, together with such financial information relating to Tenant or any guarantor as Landlord or any prospective purchaser or lender may reasonably request. Landlord shall have the right to amend or otherwise supplement the Certificate to include such other information and provisions as may be reasonably requested by any existing or prospective lender or by any prospective purchaser. Any failure by Tenant to so execute and deliver the Certificate shall, at Landlord's election, constitute a certification by Tenant that the statements which may be included in the Certificate (as same may have been so amended or supplemented) are true and correct, except as Landlord shall otherwise indicate. Landlord and Tenant intend that the Certificate may be relied upon by any existing or prospective lender or by any prospective purchaser. Tenant hereby acknowledges that any failure by it to execute and deliver the Certificate would likely result in Landlord's incurring substantial consequential damages.

15. Holding Over

    15.1 If Tenant, with Landlord's written consent, remains in possession of all or any portion of the Premises after the expiration or sooner termination of the term hereof, such holding over shall constitute and be construed as a tenancy from month-to-month only, upon such terms and conditions hereof as may reasonably and logically be construed as applying thereto; provided, however, that during such holding over, Base Rent and any parking charges shall be two hundred percent (200%) of the Base Rent and parking charges in effect immediately prior to such expiration or termination, and any and all options or other preferential rights of Tenant shall be deemed to have lapsed and to be of no further force or effect. Landlord may terminate such tenancy from month to month by giving to Tenant written notice of termination at least twenty-five (25) days prior to the end of the rental month. Acceptance by Landlord of any rent after such expiration or termination shall not be deemed to constitute Landlord's consent to such holding over.

16. Subordination; Requirements of Lenders

    16.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting all or any portion of the Project and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed affecting all or any portion of the Project.

       Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a deed in lieu of foreclosure is made for any reason, then at the election of such ground lessor or mortgagee or beneficiary, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest at the option of such successor-in-interest. It shall be a condition to any future subordination of the Lease that the ground lessor or mortgagee or beneficiary requesting such subordination shall agree that so long as Tenant is not in default under this Lease, Tenant's possession of the Premises shall not be disturbed as a result of such termination, foreclosure or deed in lieu of foreclosure. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease and the attornment of Tenant with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant if Tenant fails to do same pursuant to the foregoing.

    16.2 If, in connection with the obtainment of financing for the Project or any portion thereof, the lender requests reasonable modifications of this Lease as a condition to the furnishing of such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights hereunder.

17. Observance of Rules and Regulations

    Tenant shall observe and comply with the rules and regulations set forth in
Section 39 below and any and all reasonable modifications thereof and additions thereto from time to time established by Landlord. Landlord shall not be responsible for the non-observance of, or noncompliance with, any of said rules and regulations by any other tenant or occupant of the Building. In the event of any conflict between said rules and regulations and other provisions hereof, the latter shall control.

18. Access by Landlord

    Landlord reserves, and Landlord (and its agents, contractors and employees) shall at reasonable times have, the right to enter the Premises to inspect same, to supply janitorial services and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to any prospective purchaser, beneficiary, mortgagee, or, during the last six (6) months of the term hereof to prospective tenants, and to make any alteration, improvement or repair to the Premises or any portion of the Building, or Project, without abatement of rent, and Landlord may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and provided further that Landlord shall use reasonable efforts to minimize any interference with Tenant's use of and access to the Premises resulting from the foregoing. Tenant hereby waives any claim for damages or abatement of rent for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent arising from the gross negligence or willful misconduct of Landlord. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

       Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided that Landlord shall use reasonable efforts to minimize any interference with Tenant's use of and access to the Premises resulting from the foregoing.

19. Default by Tenant

    The occurrence of any of the following shall constitute a breach of and default under this Lease by Tenant:

    19.1 Failure by Tenant to pay any amount (including, without limitation, monthly installments of Base Rent and Additional Rent) when and as same become payable in accordance with the provisions of this Lease, or to duly, promptly and completely perform any obligation of Tenant under
         Section 14 or 16 above, and continuation of such failure for a period of three (3) days after written notice from Landlord to Tenant specifying the nature of such failure.

    19.2 Failure by Tenant in the due, prompt and complete performance or observance of any other express or implied covenant, agreement or obligation of Tenant contained in this Lease, and the continuation of such failure for a period often (10) days after written notice from Landlord to Tenant specifying the nature of such failure; provided, however, that if any such failure not involving a hazardous condition is curable, but cannot reasonably be cured within such period, Tenant shall not be deemed to be in default hereunder if Tenant promptly commences such cure within such period and thereafter diligently pursues such cure to completion within a reasonable time, but in no event more than thirty (30) days after such notice.

    19.3    Tenant's vacating or abandoning of the Premises.

    19.4 Any financial statement or any representation given to Landlord by Tenant, or any assignee, sublessee, other transferee or successor of Tenant or any guarantor of this Lease, proves to be materially false or misleading.

    19.5 The insolvency of Tenant, the making by Tenant of any assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency or creditor's rights in general (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60)
         days); the appointment of a trustee or receiver to take possession of all or a substantial part of Tenant's assets or of Tenant's interest under this Lease, where such seizure is not discharged within thirty
         (30) days. The occurrence of any of the acts or events referred to in this subsection with respect to any guarantor of this Lease shall also constitute a default hereunder.

    19.6 The attachment, execution or other judicial seizure of a substantial portion of Tenant's assets or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

20. Remedies of Landlord

    20.1 In the event of Tenant's breach of or default under this Lease as provided in Section 19 above, Landlord, at Landlord's option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice, may terminate this Lease and/or, to the extent permitted by law, remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

    20.2    If Landlord elects to terminate this Lease as provided in Section
         20.1 above, Landlord shall be entitled to recover from Tenant the aggregate of:

       20.2.1 The worth at the time of the award of the unpaid rent and charges equivalent to rent earned as of the date of the termination hereof;

       20.2.2 The worth at the time of award of the amount by which the future rent and charges equivalent to future rent and other amounts due hereunder which would have been earned after the date of termination hereof until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

       20.2.3 The worth at the time of the award of the amount by which the future rent and charges equivalent to future rent for the balance of the term hereof after the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

       20.2.4 Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and,

       20.2.5 Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.

         For the purposes of this Section, the "time of the award" shall mean the date upon which the judgement in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the "worth at the time of award" of the amounts referred to in Sections 20.2.1 and 20.2.2 shall be computed by allowing interest at the Interest Rate, but not less than the legal rate; and the "worth at the time of award" of the amount referred to in Section 20.2.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%) per annum.

    20.3 Nothing in this Section 20 shall be deemed to affect Landlord's right to indemnification, under the indemnification clause or clauses contained in this Lease for claims or liability arising from events occurring prior to the termination of this Lease.

    20.4 Notwithstanding anything to the contrary set forth herein, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder including, without limitation, the right to recover from Tenant as they become due hereunder all rent and other charges required to be paid by Tenant under the terms of this Lease.

    20.5 In the event of any default by Tenant as set forth above, then in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the right to bring an action or actions from time to time against Tenant, in any court of competent jurisdiction, for all rental and other sums due or becoming due under this Lease, including all damages and costs proximately caused thereby, notwithstanding Tenant's abandonment or vacation of the Premises or other acts of Tenant. Such remedy may be exercised by Landlord without prejudice to its right to thereafter terminate this Lease in accordance with the other provisions contained in this Section 20.

    20.6 The term "rent" and "rental" as used in this Section 20 and in any and all other provisions of this Lease, shall mean Base Rent, Additional Rent and any and all other amounts payable by Tenant pursuant to the provisions of this Lease.

    20.7 In the event of Tenant's abandonment of the Premises or if Landlord shall elect to reenter or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all rental as it becomes due under Section 20.5 above and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the term of this Lease) and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any alterations and repairs to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its special attorney-in-fact, irrevocable and coupled with an interest, for purposes of reletting the Premises pursuant to the immediately preceding sentence. In the event that Landlord shall elect to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

       20.7.1 First, to reimburse Landlord for the costs and expenses of such reletting (including, without limitation, costs and expenses or retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord shall maintain and operate the Premises, the costs thereof) and necessary or reasonable alterations.

       20.7.2 Second, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, adjustments to Base Rent, Additional Rent and other sums due and unpaid hereunder.

       20.7.3 Third, to the payment of rent, Base Rent, Additional Rent and other sums due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

         Should the rentals received from such reletting, when applied in the manner and order indicated above at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord and if Tenant does not pay such deficiency within five (5) days of its receipt of written notice, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder.

    20.8 All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

    20.9 As security for Tenant's performance and satisfaction of each and every one of its duties and obligations under this Lease, Tenant does hereby assign and grant to Landlord a security interest under the Hawaii Commercial Code in and to Tenant's right, power and authority, during the continuance of this Lease, to receive the Tenants' share of rents, issues, profits or other payments received under any sublease or other transfer of part or all of Tenant's interest in the Premises, reserving unto Tenant the right prior to any default hereunder to collect and retain the Tenant's share of said rents, issues and profits as they become due and payable, except that nothing contained herein shall be construed to alter the provisions of Section 10 above. Upon any such default, Landlord shall have the right at any time thereafter, without notice (except as may be provided for herein), either in person, by agent or receiver to be appointed by a court, to enter and take possession of the Premises and collect such Tenant's share of such rents, issues, profits or other payments, including without limitation those past due and unpaid, and apply same, less court costs and expenses of collection, including without limitation reasonable attorneys' fees upon any indebtedness secured hereby and in such order as Landlord may determine.

    20.10 If, after Tenant's abandonment of the Premises, Tenant leaves behind any items of personal property, then Landlord shall store such property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant's payment of any and all moving and storage charges, as well as any expense or damages incurred as a result of the removal, moving and storage of such property, together with all sums due and owing under this Lease. If Tenant does not reclaim such property within the period permitted by law, Landlord may sell such property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

    20.11 To the extent permitted by law, Tenant hereby waives all provisions of, and protection under, any decisions, statutes, rules, regulations and other laws of the State of Hawaii to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

         If, at any time during the term hereof, Tenant fails, refuses or neglects to do any of the things provided to be done by Tenant, Landlord may, after notice (except in the event of emergency), do the same, but at the expense and for the account of Tenant. The amount of any money so expended or obligations so incurred by Landlord, together with interest thereon at the Interest Rate, shall be repaid to Landlord within five (5) days after demand by Landlord.

21. Default by Landlord; Limitation of Liability

    21.1 Landlord shall not be deemed to be in default hereunder unless obligations required by Landlord hereunder are not performed by Landlord, or by any beneficiary under any deed of trust, mortgagee, ground lessor or other lienholder with rights in all or any portion of the Project, within thirty (30) days after written notice thereof by Tenant to Landlord and to such other parties whose names and addresses are furnished to Tenant in writing, which notice specifies that there has been a failure to perform such obligation provided, however, that if the nature of such obligations is such that more than thirty (30) days are reasonably required for their cure, Landlord shall not be deemed to be in default hereunder if Landlord or any such other party(s) commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion.

     21.2 If Landlord is in default hereunder and, as a consequence thereof, Tenant recovers a judgment against Landlord, such judgment may be satisfied only out of the right, title and interest of Landlord in the Project and out of the rent or other revenue receivable by Landlord from the Project, or out of the proceeds receivable by Landlord from the sale or other disposition of all or any portion of Landlord's right, title and interest in the Project. Neither Landlord nor any of the partners of Landlord shall be personally liable for any deficiency or otherwise.

22. Damage and Destruction

    22.1 If the Premises or the Project is damaged by an insured casualty, occurring more than six (6) months prior to the expiration of the term hereof, Landlord shall forthwith repair same, or cause same to be repaired, to the extent that insurance proceeds are made available to Landlord therefor and provided that such repairs can, in Landlord's reasonable opinion, be made within ninety (90) from the date of such damage (without payment of overtime or other premiums) under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof.

       If the Premises or the Project is damaged by an uninsured casualty which shall cost more than $100,000 to repair, or if with respect to an insured casualty the repairs shall require more than ninety (90) days to complete without payment of overtime or other premium, or if the Premises or the Project is damaged by casualty within the last six (6) months of the term and cost in excess of $ I00,000 to repair, Landlord shall have the option within forty-five
(45) days from the date of such damage either to (i) notify Tenant of Landlord's election to repair such damage, in which event Landlord shall thereafter repair same, or (ii) notify Tenant of Landlord's election to immediately terminate this Lease, in which event the Lease shall be so terminated. Landlord shall refund to Tenant any rent previously paid for any period of time subsequent to such termination. Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, (a) Landlord shall not be required to repair any damage to the property of Tenant or to repair or replace any paneling, decorations, railings, floor coverings, alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and (b) any damage caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that Landlord shall bear such cost and expense to the extent it receives proceeds covering such damage from insurance obtained by Landlord as part of Building Operating Costs.

    22.2 If Landlord repairs damage to the Premises pursuant to the provisions of Section 22. l above, Base Rent and Additional Rent payable hereunder until such repairs are completed shall be abated in the proportion that the rentable area of the portion, if any, of the Premises rendered unusable by Tenant (and therefore not used) bears to the rentable area of the Premises; provided, however, that there shall be such rent abatement only if (i) the damage so repaired is not caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, guests or invitees, and (ii) a material portion of the Premises is so rendered unusable for more than five (5) consecutive business days. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason o(Pounds) (1) any damage to the Premises, (2) such repairs or (3) any inconvenience, interruption, annoyance, loss of business, or continued expense of operation caused by such damage or repair.

23. Eminent Domain

    23.1 If the entire Premises or so much thereof as to render the balance thereof not reasonably usable for the conduct of Tenant's business, shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party hereto may, by serving written notice upon the other party hereto within thirty (30) days thereafter, immediately terminate this Lease. If any such substantial part of the Project excluding the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord may so terminate this Lease. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand by Landlord) any income, rent, award or any interest therein which may be paid in connection therewith, and Tenant shall have no claim for any part of any sum so paid, whether or not attributable to the value of the unexpired term of this Lease; provided, however, that nothing herein shall prevent Tenant from pursuing a separate award in connection with the taking of Tenant's removable tangible personal property placed in the Premises solely at Tenant's expense and for Tenant's relocation costs.

     If a part of the Premises shall be so taken, appropriated or conveyed and neither party hereto shall elect to so terminate this Lease, (i) Base Rent and Additional Rent payable hereunder shall be abated in the proportion that the rentable area of the Premises so taken, appropriated or conveyed beats to the rentable area of the entire Premises, and (ii) if the Premises shall have been damaged as a consequence of such partial taking, appropriation or conveyance, Landlord shall, to the extent of any severance damages received by Landlord, restore the Premises continuing under this Lease, provided, however, that Landlord shall not be required to repair or restore any damage to the property of Tenant or to make any repairs to or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and Tenant shall pay any amount in excess of such severance damages required to complete such repairs or restoration.

     Notwithstanding anything to the contrary contained in this Section, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof during the term of this Lease, this Lease shall be and remain unaffected by such taking, appropriation or conveyance and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease. In the event of any such temporary taking, appropriation or conveyance, Tenant shall be entitled to receive that portion of any award which represents compensation for loss of the use or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive the balance of such award.

24. Sale by Landlord

    If Landlord sells or transfers all or any portion of the Project including the Premises, Landlord shall, upon consummation of the sale or transfer, be released from any liability relating to obligations or covenants thereafter to be performed or observed under this Lease, and in such event Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability. Landlord may transfer or credit any security deposit or prepaid rent to Landlord's successor-in-interest, and upon such transfer Landlord shall be discharged from any further liability therefor.

25. Surrender of Premises

    Tenant shall upon the expiration or sooner termination of the term hereof, surrender to Landlord the Premises, and all repairs, changes, alterations, additions and improvements thereto, in good order, condition and repair, ordinary wear and tear excepted, clean and free of debris provided, however, that Landlord may require that Tenant remove any changes, alterations, additions and improvements to the Premises installed by Tenant upon such expiration or termination, in which event Tenant shall so remove same and restore the Premises to its former state at its sole cost and expense. Tenant shall, upon the expiration or sooner termination of the term hereof, and at Tenant's sole cost and expense, remove all movable furniture, equipment and other personal property belonging to Tenant placed in the Premises solely at Tenant's expense, Tenant shall immediately, at its sole cost and expense, repair any damage caused by the removal of any property.

26. Quiet Enjoyment

    So long as Tenant is not in default hereunder, Tenant shall have the right to the quiet peaceful enjoyment and possession of the Premises and the common areas during the term of this Lease, subject to the terms and conditions of this Lease.

27. Notices

    Whenever any notice, demand or other communication is to be given under the provisions of this Lease by either party hereto to the other party hereto, it shall be in writing and shall be (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid,
(c) sent by a nationally recognized courier service (e.g. Federal Express) for next day delivery, to be confirmed in writing by such courier, (d) or "faxed" with appropriate provisions for confirmation of receipt, addressed as set forth in Sections 1.1.10 and 1.1.11 of the Basic Lease Information with respect to Tenant and as follows with respect to Landlord:

                         Bishop Street Associates
                         1132 Bishop Street
                         Suite 1405
                         Honolulu, Hawaii 96813
                         Facsimile No. (808) 599-5211

with a copy to:

                         Monroe & Friedlander Management, Inc.
                         220 South King Street, Suite 1800
                         Honolulu, HI 96813
                         Facsimile No. (808) 545-5689
                         Attention: Bobbie Lau

     In the event that a different address is furnished by either party hereto to the other party hereto in writing, notices, demands and other communications shall thereafter be sent or delivered to the new address. Service by mail shall be deemed complete on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs. Service by personal service or courier shall be deemed complete on receipt. Service by "fax" shall be deemed complete on confirmation of receipt.

28. Personal Property Taxes

    Tenant shall pay before delinquency all taxes, assessments, license fees and other charges (collectively "taxes") that are levied and assessed against Tenant's trade fixtures and other personal property installed or located in or on the Premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Building and other improvements in which the Premises are located is increased by the inclusion of a value placed on Tenant's personal property or leasehold improvements, as determined by Landlord, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increases in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

29. Interest and Late Charges

    Any amount not paid by Tenant to Landlord when due hereunder shall bear interest at a rate (the "Interest Rate") equal to the rate specified in Section
1.1.13 of the Basic Lease Information, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any such failure by Tenant under this Lease. In addition to such interest, if any amount is not paid within ten (10) days after same is due, a late charge equal to the amount specified in Section 1.1.13 of the Basic Lease Information of such amount shall be assessed, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment, which damages include Landlord's additional administrative and other costs associated with such late payment. The parties agree that it would be impracticable and extremely difficult to fix Landlord's actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease. If a late charge is payable hereunder, whether or not collected, for any three (3) installments of Base Rent during any twelve (12) month period, then all further Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

30. Successors and Assigns

    Subject to Sections 10 and 24 above, the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

31. Attorney's Fees

    In any litigation arising herefrom between the parties hereto, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred therein.

32. Light and Air

    Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

33. Signs and Directory

    33.1 Tenant shall not, without the prior written consent of Landlord, place, construct or maintain any sign, advertisement, awning, banner or other decoration on or visible from, or otherwise use, the exterior or interior of the Premises (including, but not limited to, the outer surfaces of the exterior walls and doors of the Premises), any terraces, the roof of the Building, and the public and common areas of the Project. All door signs on the corridor doors of the Premises which lead to the common areas of the Project must conform to standards of the Project as to size, style, placement, color and number of included names, and other matters set forth in Section 40 below.

    33.2 Landlord shall place, construct and maintain a directory(ies) to be located in the lobby of the Building and in such other locations, if any, as Landlord, in its sole discretion, may determine, which directory(ies) shall be for the display of the business names of tenants in the Building and their respective suite numbers, provided, however, that Tenant shall notify Landlord of the business names it desires to include on such directory and shall, upon demand by Landlord, pay the cost of directory sign strips bearing such Tenant's business name. Landlord shall have the sole right to determine and change from time to time the type of such directory(ies) and such sign and all common Project signage, including door signs and the contents thereof, including, but not limited to, size of letters, style, color and placement.

34. Parking

    Subject to applicable rules and regulations, Tenant shall have parking rights hereunder With respect to such number of its employees' automobiles in the parking facility of the Building, and at such rental rate(s) and upon such other terms, as may be specified in Section 1.1.12 of the Basic Lease Information. All of such parking rights shall be exercised by Tenant throughout the entire term hereof. Tenant may not sell, assign or transfer its parking rights hereunder, except pursuant to a permitted sublease or assignment of this Lease. Except as may otherwise be specifically provided in said Section 1.1.12 or elsewhere in this Lease, Tenant shall not be entitled to any designated, reserved, assigned or valet parking hereunder. In addition to such rights, Tenant and its invitees shall have the right to use in common with other tenants of the Building and their invitees and the general public any portions of the parking facilities of the Building designated for public use, subject to the rates, rules and regulations, and any other charges, fees and taxes to be collected by Landlord, for such parking facility use. Landlord reserves the right to establish and alter, from time to time, all parking rates, rules and regulations, including the parking rates set forth in Section 1.1.12.

35. Brokers

    35.1 Landlord has entered into an agreement with the real estate broker specified as Landlord's broker in Section 1.1.14 of the Basic Lease Information ("Landlord's Broker") pursuant to which Landlord has granted to Landlord's Broker the exclusive right to lease space in the Building. Landlord shall pay any commissions or fees that are payable to Landlord's Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord's Broker and Tenant's broker ("Tenant's Broker"), if any, specified in Section
         1.1.15 of the Basic Lease Information. Any commissions or fees payable to Tenant's Broker with respect to this Lease shall be paid exclusively by Landlord's Broker and/or Tenant, and Landlord shall have no obligation of any kind with respect to such commissions or fees. Subject to the foregoing, each party hereto shall indemnify and hold harmless the other hereto from and against all losses, all damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs) resulting from any claims that may be assessed against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Lease.

36. Relocation Right

    Landlord may, upon not less than sixty (60) days' prior written notice to Tenant, substitute for the Premises reasonably similar space elsewhere in the Building, and this Lease shall be deemed modified so as to eliminate the Premises hereby leased and to substitute therefor such other premises. In such event, in all other respects this Lease shall remain in full force and effect according to its terms. In connection therewith, the costs of preparing such other premises for Tenant's use shall be borne by Landlord, and any other Tenant's reasonable costs of moving with respect thereto shall be paid by Landlord.

37. Authority

    If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to so execute and deliver this Lease. If Tenant is a corporation, trust or partnership, it shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority. If Tenant is a corporation or partnership, it shall, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (a) good standing in Tenant's state of incorporation or formation and (b) qualification to do business in Hawaii.

38. Miscellaneous

    38.1 If Landlord waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any other breach of the same or of any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such breach at the time of Landlord's acceptance of such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to affect the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

    38.2 Any voluntary or other surrender of this Lease by Tenant, mutual termination hereof or termination hereof by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or sub-tenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or sub-tenancies.

    38.3 This Lease shall not be recorded, no memorandum hereof shall be recorded without Landlord's prior written consent.

    38.4 Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

    38.5 This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

    38.6 Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

    38.7 Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect, provided, however, that if in Landlord's reasonable judgment the invalidation or voiding of any such provision or provisions would materially frustrate the reasonable expectations of the parties hereto in entering into this Lease, then Landlord may terminate this Lease and release Tenant from prospective liability hereunder upon sixty (60) days' advance written notice.

    38.8 The term "Premises" shall be deemed to include (unless, based on the context, such meaning would clearly be unintended) the space demised and improvements on or at any time hereafter built in such space.

    38.9 The Term "Tenant" or any pronoun used in place hereof shall indicate and include the masculine or feminine, the singular or plural number, individual, firms or corporations, and any successor in interest of Tenant.

    38.10 The section headings herein are for convenience of reference only and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

    38.11 In any case where this Lease is entered into by co--tenants, the obligations of such co-tenants hereunder shall be joint and several.

    38.12  Time is of the essence of this Lease and all of its provisions.

    38.13 This Lease shall in all respects be governed by the laws of the state in which the Premises is located. The parties acknowledge that the laws of the state in which the Premises is located may change by virtue of legislative enactment or judicial decision. The parties further acknowledge that they have entered into this Lease based on the law at the time of the execution of the Lease, and each hereby expressly waives any further rights, benefits, or advantages derived from or as a result of any future changes in law. In any action or proceeding arising herefrom, Tenant hereby consents to (a) the jurisdiction of any competent court within the state in which the Premises is located, (b) service of process by any means authorized by the law of the state in which the Premises is located, and (c) trial without a jury.

    38.14 This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any previous negotiations. There have been no representations made by Landlord or any representative thereof or understandings made between the parties other than those set forth in this Lease. Without limiting the generality of the foregoing, Tenant specifically acknowledges and agrees that neither Landlord nor any broker, agent or representative thereof has made any warranty or representation with respect to the tenant mix of the Building, the identity of prospective or other tenants of the Building, profitability or suitability of the Premises for Tenant use, the state of repair of the Project and the Premises, or the amount and extent of provided services, except as may be otherwise specifically set forth herein.

    38.15 This Lease may not be modified, except by a written document executed by the parties hereto.

    38.16 If any guarantee of this Lease is required by Landlord, such guarantee shall be in the form and content attached hereto.

    38.17 The words "person" and "persons" as used herein shall include individuals, firms, partnerships, associations and corporations.

    38.18 The language in all parts of this Lease shall be in all cases construed simply according to its fair meaning, and not strictly for or against Landlord or Tenant. Any reference to any Section herein shall be deemed to include all subsections thereof unless otherwise specified or reasonably required from the context. Any reference to "days" or "months" herein shall refer to calendar days or months, respectively, unless specifically provided to the contrary. Unless clearly inconsistent with the context, any reference herein to the "term hereof" or "the term of this Lease" shall refer to the term of this Lease as the same may be extended pursuant to any extension option(s) contained herein. The terms "herein", hereunder" and "hereof" as used in this Lease shall mean "in this Lease" and "of this Lease" respectively, except as otherwise specifically set forth in this Lease.

    38.19 Any and all exhibits and addendums referred to in this Lease are incorporated herein as a part hereof.

    38.20 Tenant hereby acknowledges and agrees that the exterior walls of the Building and the area between the demising walls of the Premises and the finished ceilings and floors of the Building thereabove or therebelow have not been demised hereby and that the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under, above or alongside the Premises, is hereby excepted and reserved unto Landlord.

    38.21 The submission of this Lease by Landlord or its agent or representative for examination or execution by Tenant does not constitute an option to offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become effective only upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

    38.22 Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant agrees to indemnify Landlord against any loss, cost, damage or liability including, without limitation, reasonable attorney's fees and related costs arising out of Tenant's breach of this warranty and representation.

    38.23 Tenant acknowledges that Landlord may choose not to designate a thirteenth (13th) floor in the Building.

    38.24 Rent shall not be abated, nor may this Lease be terminated by Tenant, except as may otherwise be expressly provided herein.

39. Rules and Regulations

    39.1 No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises of the Building and if the Premises is situated on the ground floor of the building, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

    39.2 No awning or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality, type, design, bulb color, size and general appearance approved by Landlord.

    39.3 No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.

    39.4 The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

    39.5 No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in public portions thereof without the prior written consent of Landlord.

    39.6 The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

    39.7 Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

    39.8 No animal or bird of any kind or bicycles shall be brought into or kept in or about the Premises or the Building.

    39.9 Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

    39.10 Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

    39.11 Neither Tenant or any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

    39.12 No additional locks, bolts, or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

    39.13 All removals, or the carrying in or out of any safes, freight, furniture, fixtures, bulky matter or heavy equipment of any description must take place only during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Superintendent of the Building and in a manner and at times prescribed by him, and the person employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

    39.14 Tenant shall not occupy or permit any portion of the Premises to be occupied as an office that is not generally consistent with the character and nature of all other tenancies in the Building, or is (a) for an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty parlor or barber shop, the business or photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery or soda or beverages or sandwiches or ice cream or baked goods, an establishment for the preparation or dispensing or consumption of food or beverages (of any kind) in any manner whatsoever, or as a news or cigar stand, or as a radio or television or recording studio, theater or exhibition-hall, for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose, or for any business which would tend to generate a large amount of elevator or foot traffic in or about the Building or the land upon which it is located, or any of the arms used in the operation of the Building, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or is for any use the same as that stated in any percentage lease to, another tenant of the Building, or any of Landlord's then buildings which are in the same complex as the Building, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Tenant shall not engage or pay any employees of the Premises, except those actually working for Tenant on the Premises nor shall Tenant advertise for laborers giving an address at the Premises.

     39.15 Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or person not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its reasonable judgment shall deem appropriate after due consideration to matters concerning security and proper operation of the Building.

     39.16 Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord's opinion tends to impair the reputation of the Building or its desirability as a first class building for offices, and upon. notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     39.17 Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. on all days, and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant.

     39.18 Tenant's contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord).

     39.19 If the Premises or the Project is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

     39.20 The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

     39.21 Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall co-operate to prevent the same.

     39.22 No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

     39.23 There shall not be used in any space, or in the public halls, plaza areas or lobbies of the Building, or elevators in the complex of which the Building forms a part, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies except those equipped with rubber tires and side guards.

     39.24 Tenant, Tenant's agents, servants, employees, contractors, licensees or visitors shall not park any vehicle in any driveway, service entrances, or areas posted as "No Parking."

     39.25 Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

     39.26 Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

     39.27 Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at anytime to change said name without in any manner being liable to Tenant therefor.

40.  Door Sign Rules

     40.1 There shall be one frame for the suite number and one frame for the plaques containing the name.

     40.2 The top of the frame which holds the suite number plaque will be located 35 inches from the ceiling.

     40.3 The top of the frame which holds the name plaques will be located 40 inches from the ceiling, and the bottom of the frame which holds the last name plaque will be located no lower than 55 inches from the ceiling.

     40.4 No more than six name plaques shall be permitted on a door, and each plaque may contain only one line.

     40.5 No more than 28 letters and spaces will be allowed on a plaques (including punctuation).

     40.6 Only firm names and names of individuals will be permitted. Designations such as "Sales Office", "Private", etc. will not be allowed.

     40.7 The name of a firm or individual may be placed only once on any door.

     40.8 The lettering on all door plaques must be centered within the plaque.

     40.9 All door plaques will be in building standard size, color, style and material as determined by Landlord.

     40.10 There may be no signs on any door visible from the corridors of the Building other than suite main entry doors.

     40.11 Any suite which has double entry doors will be treated as having only one entry door, and signs will be located only on one of such doors.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first hereinabove set forth.

LANDLORD:                                          TENANT:

BISHOP STREET ASSOCIATES                           DIGITAL ISLAND, INC.,
                                                   a California Corporation
By: 1132, INC.
  Its Sole General Partner                         By: /s/ Brian Higgins
                                                      --------------------------
                                                      Its: CEO
  By: /s/ Intelligible                             By:
     -----------------------------                    --------------------------
     Its President                                    Its

  THIS LEASE HAS BEEN PREPARED FOR TENANT'S REVIEW AND FOR TENANT'S SUBMISSION TO ITS LEGAL AND/OR TAX CONSULTANT. NO REPRESENTATION OR RECOMMENDATION IS MADE BY LANDLORD OR BROKER, OR THE AGENTS OR EMPLOYEES OF EITHER, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING HERETO.

                               ADDENDUM TO LEASE

     This Addendum is attached to and made a part of that certain Lease (the
"Lease") dated        ,1996, between Bishop Street Associates, a Hawaii Limited
partnership ("Landlord"), and DIGITAL ISLAND, INC., a California corporation ("Tenant"), relating to premises described as Suite 1001 of the Building located at 1132 Bishop Street, Honolulu, Hawaii. The provisions set forth below shall supersede any inconsistent provisions set forth in the Lease. To the extent possible, the provisions set forth below have been numbered to coincide with the numbered sections of the Lease to which they relate. Except as otherwise provided below, capitalized terms used below shall their respective meaning set forth in the Lease.

13.  Utilities.

     Tenants operations require 24-hour, 7 days a week usage of air conditioning for the room designated as "New computer room" on said Exhibit "1". Landlord, at Landlord's expense, shall install and maintain the equipment to provide such air conditioning for said Room A; provided that Tenant shall pay for the cost of operating such air conditioning equipment, including without limitation, the cost of electricity to operate such air conditioning equipment.

41.  Existing Improvements.

     Notwithstanding any term contained herein to the contrary, Landlord shall deliver the Premises to Tenant together with all tincture then located in the Premises. Tenant shall be entitled to use such furniture without the payment of additional rent, provided that Tenant shall surrender such furniture to Landlord upon the expiration or sooner termination of the term of this Lease, in good order, condition and repair, ordinary wear and tear excepted.

42.  Right of Second Refusal.

  Subject to the rights of Hawaii Pacific Engineers Inc. to rent the Area (hereafter defined), during the term of this Lease, Landlord shall not rent the area shown in Exhibit "A" attached hereto (the "Area"), containing a rentable area of approximately 706 square feet to any person or entity until Landlord shall have (i) offered (in writing) to rent the Area to Tenant upon the same terms, rent and conditions that Landlord would rent the Area to any other person or entity, and (ii) allowed Tenant seven (7) days after receipt of said offer to accept such offer in writing. If Tenant does not accept Landlord's offer by delivering a written acceptance to Landlord within said seven (7) days period, then Landlord may rent the Area to any other person or entity upon those terms, rent and conditions which were offered to Tenant. Should the terms, rent or conditions of such lease be changed, the Area shall again be offered to Tenant upon the revised terms, rent or conditions and Tenant shall be allowed seven (7) days after receipt of such revised offer within which to accept such revised offer in writing. Notwithstanding any term contained herein to the contrary, Tenant's rights under this Section 42 shall terminate upon the expiration of the term of this Lease.

43.  Letter Credit.

     Upon the execution of this Lease by Landlord and Tenant, Tenant shall deliver to Landlord a Letter of Credit (i) issued by a bank authorized to do business in the State of Hawaii, (ii) for the sum of $25,000.00, and (iii) in such form as shall be reasonably approved by Landlord (the "Letter of Credit"). The Letter of Credit shall provide that Landlord may draw upon the Letter of Credit upon the occurrence of any of the events described in Section 19 of this Lease. The Letter of Credit shall commence on November 1, 1996 and shall expire on October 31, 1997.



                                         Landlord's          Tenant's
                                         Initial:            Initial:

                                   Exhibit A
                                   10TH FLOOR

                         TOTAL RENTABLE AREA: 19,008 sf

                                 WORK AGREEMENT
                                 --------------

     This Work Agreement supplements the Lease dated _____, 1996, executed concurrently herewith by BISHOP STREET ASSOCIATES, a Hawaii limited partnership, as "Landlord," and DIGITAL ISLAND, INC., a California corporation, as the "Tenant," for Suite 1001 (the "Premises") on the tenth (10th) floor of the Building located at 1132 Bishop Street, Honolulu, Hawaii (the "Building").

  1. Construction of Building. Landlord has constructed or will construct the Building consisting of:

     A.   The Building shell;

     B. The core area including basic mechanical, electrical, plumbing, life safety, air conditioning and ventilation system therein;

     C. Core area toilet rooms including necessary plumbing fixtures, ceramic tile floors, accessories, ceilings and lighting;

     D. Interior dry wall covering all exposed core walls, perimeter columns and exterior building wall areas except at windows;

     E.   Air conditioning duct mains;

     F.   Finished elevator lobbies;

     G.   Finished hallways on multi-tenant floors; and

     H.   Parking facilities.

  2. Agreement to Complete. Landlord agrees to complete the Premises for Tenant in accordance with the provisions of this Work Agreement. Tenant agrees to duly and timely perform all of the acts, and pay all of the consideration, required of Tenant hereunder, all to the effect that the Premises can be timely completed as provided in this Work Agreement.

  3. Tenant's Space Plan. Landlord agrees to be solely responsible to pay for the cost of the Final Space Plan, as defined herein, prepared by Landlord's architect or space planner. The Final Space Plan dated 10/14, 1996 (the
                                                       -----
"Final Space Plan") and the Estimate of Probable Cost dated 10/15, 1996, have
                                                            -----
been approved by Landlord and Tenant, and copies thereof are attached as Exhibit "1" and made a part hereof.

  4. Landlord's Installation. In completing the Premises, Landlord, at Landlord's expense, agrees to provide and install the improvements in accordance with the Final Space Plan, including without limitation the following:

     A.   Install all building standard wall partitions with sound batting.

                                  EXHIBIT "B"
                                  -----------

     B.   Install all building standard doors and hardware.

     C. Install building standard light switches, one (1) per each 175 square feet of usable area.

     D. Install building standard duplex receptacle wall outlets, three (3) per each 150 square feet of usable area.

     E. Install building standard telephone wall outlets, one (1) per each 100 square feet of usable area.*

     F. Install building standard computer outlets one (1) per each 100 square feet of usable area.

     G. Install building standard air conditioning. Zoning designed by building engineer.

     H.   Install building standard 2'x 4' parolouver light fixtures.

     I.  Install building standard acoustical ceiling tile in all rooms.

     J. Install building standard carpeting including building standard 4" rubber carpet base.

     K. Paint all walls with semi-gloss washable paint. Choice limited to 3 colors per suite.

     L. In lieu of paint Landlord will prime walls for wall covering. The wall covering and its installation will be Tenant's expense.

     M.   One inch metal mini-blinds for all exterior windows.

     * Landlord will provide box and stub conduit above the ceiling. Tenant must provide and install plenum rated cabling for the telephone and computers.

  5. Tenant's Installations. Tenant shall pay for the cost of all installations which are not shown or described in the attached Final Space Plan and Estimate of Probable Cost.

  6. Landlord's Quote. Landlord shall not be required to approve any change to the Final Space Plan which would have a material impact or place an undue load on the structural, mechanical or electrical systems in the Building beyond that which would be expected for space of the type and kind rented to Tenant, or which would result in the Premises being not in keeping with the overall character of the Building, or which will not meet the approval of all applicable governmental authorities. When and if Landlord approved any change to the Final Space Plan, Landlord shall concurrently notify Tenant in writing of the price to Tenant for the quantities (and\or qualities) of items included in such change which are in excess of Landlord's Standard Installations as described in paragraph 4 above. Landlord shall not be required to commence work unless Tenant has approved in writing the cost of the over-standard work to be paid for by Tenant. Tenant shall pay the agreed amount of Tenant's costs in excess of Landlord's Standard Installations not later than five (5) days after receipt of billing therefor.

                                  EXHIBIT "B"
                                  -----------

  7. Schedule of Work All work shall be scheduled by Landlord in coordination with Tenant and Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of delays caused by Tenant.

  8. Time for Completion. Landlord shall not be required to complete Landlord's Standard Installations in the Premises for Tenant sooner than sixty (60) days after the later of (i) the delivery to Landlord of Tenant's written approval of the cost of the over-standard work to be paid by Tenant as described in paragraph 6 above, or (ii) receipt of approval of the Final Space Plan by all applicable governmental authorities. If Tenant's written approval of the cost and said over-standard work is not received by Landlord at least sixty (60) days prior to the scheduled commencement date specified in Section 1.1.2 of the Basic Lease Information (the "Commencement Date"), then notwithstanding the fact that the Premises have not been completed by the Commencement Date, rent shall, nevertheless, commence to accrue on the Commencement Date.

  9. Changes. If Tenant shall timely request any change to the Final Space Plan, Landlord shall have the right to approve the change in accordance with the standards set forth in paragraph 6 above. If Landlord approves such change, Landlord shall promptly give Tenant a written estimate of the maximum cost of engineering and design services to revise the Final Space Plan in accordance with such request, the time delay expected because of such request and the extra cost to Tenant for such change. If Tenant approves such estimate in writing, Landlord shall have working drawings prepared and proceed to make such change and Tenant shall promptly reimburse Landlord for the cost thereof. Tenant shall approve or disapprove such estimate within three (3) business days. In the absence of such written authorization Landlord shall not be obligated to make such change and shall continue work on the Premises in accordance with the then current Final Space Plan. Tenant shall be chargeable with any delay in the completion of the Premises resulting from any such change, and rent shall commence to accrue on the Commencement Date whether or not the Premises have then been completed.

  10. Delays. If the completion of Landlord's Standard Installations in the Premises is delayed by Tenant's failure to comply with any of the foregoing provisions, or by Tenant's requirement of materials or installations different from Landlord's Standard Installations, or by changes in the work ordered by Tenant or by extra work ordered by Tenant, then notwithstanding the delay in completion of the Premises, the rent shall commence to accrue on the Commencement Date. Further, if beyond the schedule for completion thereof because of the unavailability of materials or work specially requested by Tenant, then rent shall commence on the Commencement Date, notwithstanding that such work is not completed. Provided, however, Landlord shall notify Tenant of anticipated delays in delivery of non-standard materials.

  11. Data Processing. All data processing and other special electrical equipment shall be installed only under the supervision of Landlord's electrical contractor.

  12. Substitutions. If plans and specifications for construction of the Premises shall require Landlord's Standard Installation(s) in mounts which are in excess of standards to be provided by Landlord as described in Paragraph 4 above, then Tenant shall pay for such additional quantities at Landlord's actual cost therefore. Landlord may substitute an item of equal quality for any standard item(s) listed, provided that it is specifically understood and agreed that if such substitution shall result in a total cost exceeding Landlord's budget for improvements of the Premises, Tenant shall pay to Landlord the amount of such additional cost.

  13. Energy Conservation. Due to energy conservation requirements, Tenant will be restricted in the installation and use of lighting in any part of the Building except as approved by Landlord.

  14. Common Areas. It is specifically acknowledged that portions of the Building and the common areas may not be completed on or prior to the Commencement Date, without liability of Landlord to Tenant, and without any abatement or reduction in rent,

                                  EXHIBIT "B"
                                  -----------
provided that Landlord shall have obtained a temporary certificate of occupancy for the Premises as well as for the Building, and Landlord's architect/designer shall have certified that the Premises are substantially complete and Tenant shall have reasonable access to the Premises.

  15. Access. During the thirty (30) day period immediately prior to the Commencement Date, Tenant shall be afforded reasonable access to the Premises for the purpose of coordinating the installation of its tenant improvements.

  16. Landlord's Representative. During the construction of the Premises all matters and questions for Landlord shall be referred to The Harris Company who
                                                        -------------------
shall act as Landlord's representative.

  17. Tenant's Representatives. During the construction of the Premises all matters and questions for Tenant shall be referred to G. Stephen Elisha who shall act as Tenant's representative.

DATED:
                                      BISHOP STREET ASSOCIATES

                                      By 1132, Inc.
                                         Its Sole General Partner

                                      By: /s/ Unintelligible
                                         ------------------------------
                                         Its President
                                                            "Landlord"

                                      DIGITAL ISLAND, INC.,
                                      a California corporation

                                      By: /s/ Brian Higgins
                                         ------------------------------
                                         Its CEO

                                      By:
                                         ------------------------------
                                         Its
                                                            "Tenant"

                                      Landlord's                Tenant's
                                      Initial:                  Initial:

                                  EXHIBIT "B"
                                  -----------

                           Notice of Lease Term Dates
                           ------ -- ----- ---- -----

                               1132 Bishop Street
                             Honolulu, Hawaii 96813
                                 (808) 599-5009
                           Telecopier: (808) 599-5211

Gentlemen:

  Congratulations on moving into your new suite. We are looking forward to many years of pleasant and friendly relations.

  In order to eliminate any future misunderstanding, we wish to go on record that the commencement date of the Lease between Bishop Street Associates and you is_____________ and the termination date is _____________________.

  I would appreciate your confirming the foregoing by signing the enclosed copy of this letter and returning it to the office of the Building at 1132 Bishop Street, Honolulu, Hawaii 96813.

                                      Sincerely,

                                      BISHOP STREET ASSOCIATES

                                      By 1132, Inc.
                                        Its Sole General Partner


                                        By: /s/ Unintelliglble
                                           ----------------------------------
                                           Its Presdident



APPROVED:

----------------------------------,
a _____________________________

BY
   ---------------------------------
   Its

                                        Landlord's              Tenant's
                                        Initial:                Initial:


                                  EXHIBIT "C"
                                  -----------

                             ESTOPPEL CERTIFICATE


TO:   ___________________________ and its successors and assigns.

FROM: ___________________________________________________________.

RE: Lease for Suite ___, of the Building located at 1132 Bishop Street, Honolulu, Hawaii.

  The undersigned is the current tenant under that certain Lease
dated    , 1996, between Bishop Street Associates, as Landlord; and       , as
Tenant, relating to Suite       (the "Premises"), in the building located at
1132 Bishop Street, Honolulu, Hawaii (the "Building").

  The undersigned has been requested to furnish this Estoppel Certificate in accordance with Section 14 of the Lease below described.

  The undersigned, understanding that the Landlord under the Lease below described and institutional lenders will materially rely thereon, hereby represents and warrants the following:

  1. Attached hereto is a true copy of the Lease dated ___________ together with all of the amendments thereto dated _________________ (the "Lease").

  2. The Lease amendments set forth in paragraph I above are the only amendments to the Lease, and the Lease, as amended by said amendments, is otherwise modified and in full force and effect, and constitutes the only agreement between the Landlord and the undersigned relating to the Premises.

  3. The undersigned is the current Tenant under the Lease.

  4. The Premises consists of _______________ square feet of rentable area.

  5. The Lease commencement date was ___________, and the Lease termination date is ________________, with ____________, ______________ year options to renew or extend at rent.

  6. The base rent currently being paid by the undersigned under the Lease is $__________ per month. All free rent or other concessions to which the undersigned is entitled under the Lease have been utilized except
   _____________________.

  7. The percentage rent is (a) _____________ % over a floor of $_____________ in gross sales; (b) none (strike one).

  8. Rent is adjusted every _______ year(s) under the Lease for increases in the consumer price index. There is (is not) a "cap" on such increases. Such cap is ____________%. The undersigned's share of any consumer price index adjustments under the Lease has been paid through __________________.

                                  EXHIBIT "D"
                                  -----------

  9. As of the date hereof, the Lease is valid and subsisting and in full force and effect, and the undersigned has accepted and is presently occupying the Premises.

  10. To the best knowledge of the undersigned, there are no uncured breaches or defaults on the part of the Landlord under the Lease, and the undersigned has no knowledge of any event, which with the giving of notice or the passage of time, or both, would constitute a default thereunder. The undersigned has no unfulfilled claims or offsets or defenses of any kind under the Lease as of the date hereof.

  11. Rent has been paid through _________________________, 19__. No rent has been paid in advance.

  12. (Intentionally deleted).

  13. A security deposit of $_________ has been paid to Landlord under the Lease.

  14. The undersigned is entitled to ______________ parking spaces under the Lease for the term of the Lease for $ per month. The undersigned is (is not) entitled to free (validated) parking for its invitees.

  15. All improvements required to be placed and completed on the Premises by the Landlord under the Lease have been so placed and completed and conform to the Lease requirements except _______________________.

  16. The undersigned has no purchase options affecting the Premises or the Building.

                                      Very truly yours,


                                       ______________________________




                                      Landlord's                Tenant's
                                      Initial:                  Initial:

                                  EXHIBIT "D"
                                  -----------

                                  Exhibit "1"

                               FLOOR PLAN - 12TH

                           ESTIMATE OF PROBABLE COST

Tenant:      Digital Island                    Architect:   Architekton Ltd.
Location:    First Hawaiian Tower- 10th Floor  Date:        Oct. 17, 1996
Owner:       Bishop Street Associates          By:          AL

NO                                     ITEM                                     QTY        UNIT           PRICE            TOTAL
====================================================================================================================================

BUILDING STANDARD WORK:
====================================================================================================================================

       1  SUPERVISION/GEN REQUIREMENTS                                               1         LS               809.35           809

----------------------------------------------------------------------------------------------------------------------==============

       2                                                                             0         LF                 0.00             0

----------------------------------------------------------------------------------------------------------------------==============

       3  DEMOLITION                                                                 1         LS               500.00           500

----------------------------------------------------------------------------------------------------------------------==============

       4  INTERIOR PARTITION (no insulation)                                         6         LF                50.00           300

----------------------------------------------------------------------------------------------------------------------==============

       5  GYPSUM BD. FURRING                                                         0         SF                 3.00             0

----------------------------------------------------------------------------------------------------------------------==============

       6  CORRIDOR DOORS (SC)                                                        0         EA             1,600.00             0

----------------------------------------------------------------------------------------------------------------------==============

       7  INTERIOR DOORS (HC)                                                        1         EA             1,000.00          1,00

----------------------------------------------------------------------------------------------------------------------==============

       8  POCKET/SLIDING DOOR (HC)                                                   0         EA               800.00             0

----------------------------------------------------------------------------------------------------------------------==============

       9  CARPET (anti-static type)                                                 30         SY               300.00           900

----------------------------------------------------------------------------------------------------------------------==============

      10  VINYL COMPOSITION TILE (@ Library & Storag                                 0         SF                 4.00             0

----------------------------------------------------------------------------------------------------------------------==============

      11  MINI-BLINDS @ PERIMETER WINDOWS                                            0         EA               200.00             0

----------------------------------------------------------------------------------------------------------------------==============

      12  RESILIENT BASE                                                             0         LF                 2.00             0

----------------------------------------------------------------------------------------------------------------------==============

      13  PAINT                                                                    840         SF                 1.25         1,050

----------------------------------------------------------------------------------------------------------------------==============

      14  SUSPENDED CEILING (patch/repair)                                         494         SF                 0.75           371

----------------------------------------------------------------------------------------------------------------------==============

      15  ELECTRICAL (addt'l power, 24 hr. a/c)                                    494         SF                 5.50         2,717

----------------------------------------------------------------------------------------------------------------------==============

      16  MECHANICAL (Bldg. Std. A/C)                                              494         SF                 5.00         2,470

----------------------------------------------------------------------------------------------------------------------==============

      17  SUBTOTAL                                                                                                            10,117

----------------------------------------------------------------------------------------------------------------------==============

      18  CONTRACTORS PROFIT                                                        10%                                        1,012

----------------------------------------------------------------------------------------------------------------------==============

      19  TOTAL BUILDING STANDARD WORK                                                                                       $11,129

====================================================================================================================================


BUILDING NON-STANDARD WORK:
====================================================================================================================================

      20  24 HR. A/C (Portable Unit(s))                                              1         LS            10,000.00        10,000

----------------------------------------------------------------------------------------------------------------------==============

      21  RAISED ACCESS FLOORING (w/steps & railing)                               264         SF                33.00         8,712

----------------------------------------------------------------------------------------------------------------------==============

      22  INTERIOR GLASS                                                            45         SF                25.00         1,125

----------------------------------------------------------------------------------------------------------------------==============

      23  EMERGENCY/BACK-UP POWER HOOK-UP                                            1         LS             1,100.00         1,100

----------------------------------------------------------------------------------------------------------------------==============

      24                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      25                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      26                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      27                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      28                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      29                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      30                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      31  SUBTOTAL                                                                                                            20,937

----------------------------------------------------------------------------------------------------------------------==============

      29  CONTRACTORS PROFIT                                                        10%                                        2,094

----------------------------------------------------------------------------------------------------------------------==============

      30  TOTAL BUILDING NON-STANDARD WORK                                                                                   $23,031

====================================================================================================================================

      31  TOTAL OF PROBABLE CONSTRUCTION COST                                                                                $34,159

====================================================================================================================================

      32                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      32                                                                                                                           0

----------------------------------------------------------------------------------------------------------------------==============

      33  PERMIT/BOWS FEES                                                                                                       560

----------------------------------------------------------------------------------------------------------------------==============

      34  GRAND TOTAL                                                                                                        $34,719

====================================================================================================================================


      NOTE: The actual cost will vary based on the final scope of work and construction bid(s) received.

          LAND COURT                                  REGULAR SYSTEM
--------------------------------------------------------------------------------
AFTER RECORDATION, RETURN BY MAIL [  ] PICK-UP [  ]



--------------------------------------------------------------------------------


                               AMENDMENT OF LEASE
                               ------------------

          THIS AMENDMENT is made as of the 15th   day of November      1996, by
                                           ------        -------------
and between BISHOP STREET ASSOCIATES, a Hawaii limited partnership, whose post office address is 1132 Bishop Street, Suite 1405, Honolulu, Hawaii 96813 (the "Landlord"), and DIGITAL ISLAND, INC., a California corporation, whose post office address is 1132 Bishop Street, Suite 1001, Honolulu, Hawaii 96813 (the "Tenant").

RECITALS:
---------
          A. Landlord and Tenant entered into that certain Lease dated ______, 1996 (the "Lease"), for the rental of Suite 1001 of the office building located at 1132 Bishop Street, Honolulu, Hawaii 96813 (the "Building"), containing approximately 2,588 rentable square feet (the "Premises").

          B. Landlord and Tenant desire to amend the provisions of the Lease concerning the Letter of Credit given by Tenant to secure Tenant's performance of its obligations under the Lease.

AGREEMENT:
---------

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1.   The following paragraph is added to the Lease as Paragraph 44:

          "44. Letter of Credit.

               Upon the execution of this Lease by Landlord and Tenant, Tenant shall deliver to Landlord a Letter of Credit (i) issued by a bank authorized to do business in the State of Hawaii, (ii) for the sum of $63,082.10, and (iii) in such form as shall be reasonably required by Landlord (the "Letter of Credit"). The Letter of Credit shall provide that Landlord may draw upon the Letter of Credit upon the occurrence of any of the events described in Section 19 of this Lease, to satisfy any amounts owed by Tenant under the terms of this Lease. The Letter of Credit shall commence on November 1, 1996 and shall expire on November 1, 2001. In the event that the bank issuing the Letter of Credit (the "Bank") notifies Landlord that the Bank will not renew the
                                                                   ---
          Letter of Credit on its annual expiration date and thus the Letter of Credit will expire prior to November 1,2001, such occurrence shall be deemed a default under this Lease. Upon Landlord's receipt of such notice, Landlord shall be entitled to pursue any and all remedies provided to Landlord under Section 20 of this Lease. In addition to
                                                                  --------
          such remedies, Landlord may draw down the remaining balance of the Letter of Credit as liquidated damages for Tenant's default under this Lease. Landlord and Tenant hereby acknowledge that they understand and have agreed that in such event, the injury or damages to Landlord will be difficult and/or expensive to determine in view of: Landlord's financial commitments with respect to the Building, the difficulty in obtaining a new tenant for the Premises and the nature of the rental market for commercial space in Honolulu, Hawaii. AS A REASONABLE ESTIMATE OF LANDLORD'S FAIR COMPENSATION FOR ANY INJURY OR DAMAGES RESULTING FROM SUCH DEFAULT, THE PARTIES AGREE THAT THE SUMS TO BE DRAWN UNDER THE LETTER OF CREDIT SHALL BELONG TO LANDLORD AS LIQUIDATED DAMAGES. Landlord may, in addition to the aforesaid damages, pursue any other remedy, including specific performance, permitted by law or equity. All costs, including reasonable attorneys' fees, incurred by reason of Tenant's default shall be borne by Tenant, regardless of whether or not a lawsuit is filed."

          2.   No Defenses. Tenant hereby agrees and acknowledges that Tenant
               -----------
has no claims, offsets, deductions or defenses against its payment of sums due under the Lease, or against the performance of its obligations under the Lease. Tenant further agrees that Landlord is not currently in default of any of its obligations under the Lease.

          3.   Gender. Landlord and Tenant agree that in interpreting this
               ------
instrument, the use of any gender shall be construed to include all genders, and the use of any number shall be construed as singular or plural, as the circumstances may require. The terms "Landlord" and "Tenant", together with any pronouns used in lieu thereof, refer to the singular or plural, as the case may be.

          4.   Successors and Assigns. The covenants made by Landlord and/or
               ----------------------
Tenant, and all rights and benefits conferred hereunder upon Landlord and/or Tenant, shall be binding upon and inure to the benefit of Landlord and/or Tenant and their respective legal representatives, successors in trust, successors and assigns.

          5.   Governing Law. This instrument shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Hawaii.

          6.   Attorneys' Fees and Costs. If any party hereto commences an
               -------------------------
action or arbitration proceeding to interpret or enforce this Amendment, or any provision hereof, the prevailing party shall be entitled to an award of costs and attorneys' fees in addition to all other amounts awarded by the court or arbitrator. Tenant also agrees to pay all costs and reasonable attorneys' fees which may be incurred or paid by Landlord in enforcing without litigation any of the covenants contained hereunder.

          7. In all other respects the Lease shall remain unamended and in full force and effect.

          IN WITNESS WHEREOF, the Landlord and Tenant have executed this instrument as of the day and year first above written.

LANDLORD:                                BISHOP STREET ASSOCIATES,
--------                                   a Hawaii limited partnership

                                         By 1132, Inc.,
                                           a Hawaii corporation
                                           Its Sole General Partner

                                         By /s/ S. Steven Sofos
                                            --------------------------------
                                           S. Steven Sofos
                                           Its President

TENANT:                                  DIGITAL ISLAND, INC.,
------                                     a California corporation

                                         By /s/ Ron Higgins
                                            --------------------------------
                                            Its CEO

                                         By
                                            --------------------------------
                                            Its

                           SECOND AMENDMENT OF LEASE
                           -------------------------

          THIS SECOND AMENDMENT OF LEASE ("Amendment") is made as of   April 14
                                         --------------                --------
, 1997, by and between BSOT HOLDINGS, LLC, a Delaware limited liability company, whose post office address is 1132 Bishop Street, Suite 1405, Honolulu, Hawaii 96813 (the "Landlord"), and DIGITAL ISLAND, INC., a California corporation,
           ----------
whose post office address is 1132 Bishop Street, Suite 1001, Honolulu, Hawaii 96813 (the "Tenant" ).
           --------

Recitals:
---------

          (a) Bishop Street Associates, a Hawaii limited partnership, and Tenant entered into that certain Lease dated October 21, 1996, for the rental of Suite 1001 of the office building located at 1132 Bishop Street, Honolulu, Hawaii 96813 (the "Building"), containing approximately 2,588 rentable square feet (the
           ----------
"Existing Premises"), as amended by an Amendment of Lease dated November 15,
-------------------
1996 (the "Lease").

          (b) Landlord has acquired the Building and is now the landlord under the Lease.

          (c) Landlord and Tenant desire to amend the Lease to increase the area of the Existing Premises.

Agreements:
----------

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. The Premises as shown on Exhibit A attached to the Lease shall include not only the area outlined by a heavy dark line and identified as "Suite 1001" but also the area out-lined by a heavy dark line and identified as "Vacant 706rsf".

          2. Section 1.1.1 Of the Lease is amended in its entirety to read as follows:

      1.1.1 Premises (Section 1.1): Suite 1001 on floor ten (10) of the Building, consisting of approximately 3,294 rentable square feet and approximately 2,889 usable square feet.

          3. Section 1.1.3 of the Lease is amended in its entirety to read as follows:

      1.1.3   Base Rent (Section 3.1): In the following amounts:

              Period       Rate         Total Amount
              ------       ----         ------------

              11/01/96     $0.00        0.00 per month
              through
              04/14/97

              04/15/97     $1.00 per    $706.00 per month
              through      rentable
              04/30/97     square foot
                           per month

              05/01/97     $1.00 per    $3,294.00 per
              through      rentable               month
              11/05/01     square foot
                           per month

          4. Section 1.1.6 of the Lease is amended in its entirety to read as follows:

     1.1.6 Tenant's Percentage Share (Section 4.1): 0.732%, which was computed by dividing the rentable area of the Premises described in Section 1.1.1 by the rentable area of the Building.

          5. The security deposit under Section 1.1.7 of the Lease shall remain unchanged at $5,256.84, notwithstanding the increase in the area of the Premises and in the amount of the Base Rent as provided in this Amendment. The security deposit may be subject to change in the future as otherwise provided in the Lease.

          6. Landlord shall create an opening between the areas identified on Exhibit A attached to the Lease as "Suite 1001" and "Vacant 706rsf". The opening does not include the installation of a door. Landlord's obligation to create the opening is subject to and upon the terms of the Work Agreement attached to the Lease as Exhibit B.

          7.  Lease in Full Force and Effect. Landlord and Tenant hereby
              ------------------------------
confirm and agree that all of the terms of the Lease remain in full force and effect, as amended hereby.

      8.  Miscellaneous
          -------------

          8.1 Definitions. Capitalized terms not other-wise defined in this
              -----------
Amendment have the meanings given to them in the Lease.

          8.2 No Defenses. Tenant hereby agrees and acknowledges that Tenant has
              -----------
no claims, offsets, deductions or defenses against its payment of sums due under the Lease, or against the performance of its obligations under the Lease. Tenant further agrees that Landlord is not currently in default of any of its obligations under the Lease.

          8.3 Gender. Landlord and Tenant agree that in interpreting this
              ------
Amendment, the use of any gender shall be construed to include all genders, and the use of any number shall be construed as singular or plural, as the circumstances may require. The terms "Landlord" and "Tenant", together with any pronouns used in lieu thereof, refer to the singular or plural, as the case may be.

          8.4 Successors and Assigns. The covenants made by Landlord and/or
              ----------------------
Tenant, and all rights and benefits conferred hereunder upon Landlord and/or Tenant, shall be binding upon and inure to the benefit of Landlord and/or Tenant and their respective legal representatives, successors in trust, successors and assigns.

          8.5 Governing Law. This Amendment shall be governed by, and construed
              -------------
in accordance with, the laws of the State of Hawaii.

          8.6 Attorneys' Fees and Costs. If any party hereto commences an action
              -------------------------
or arbitration proceeding to interpret or enforce this Amendment, or any provision hereof, the prevailing party shall be entitled to an award of costs and attorneys' fees in addition to all other amounts awarded by the court or arbitrator. Tenant also agrees to pay all costs and reasonable attorneys' fees which may be incurred or paid by Landlord in enforcing without litigation any of the covenants contained hereunder.

          IN WITNESS WHEREOF, the Landlord and Tenant have ex-

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          ecuted this Amendment as of the day and year first above written.

BSOT HOLDINGS, LLC,                     DIGITAL ISLAND, INC.,
a Delaware limited liability            a California corporation
  company


By BSOT, Inc.,                          By /s/ Ron Higgins
  a California corporation                 ---------------------------------
  Its Manager                              Its

  By /s/ Nicholas Lock                  By    CEO
     --------------------------            ---------------------------------
     Nicholas Lock                         Its
     Its Vice President

                          Landlord                                      Tenant

                                       4
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                                   FLOOR PLAN
                            THE FIRST HAWAIIAN TOWER